EXHIBIT 10
LOAN AGREEMENT AS OF FEBRUARY 27, 1997, BY AND BETWEEN
THE VILLAGES OF CHAPEL HILL LIMITED PARTNERSHIP AND
BODDIE-NOELL PROPERTIES, INC.

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made as of the 27th day of February, 1997, by and between THE VILLAGES OF CHAPEL HILL LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Borrower") and BODDIE-NOELL PROPERTIES, INC., a Delaware corporation, its successors and assigns (the "Lender").

                                R E C I T A L S:

         Borrower has requested that the Lender make certain loans to the Borrower. Lender has agreed to make such loans on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I.

                 DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

         1.1. As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

         "Affiliate" shall mean any subsidiary of Borrower or any entity of which Borrower is a subsidiary (collectively a "BNP Entity,") or any entity which a BNP Entity controls or any entity which controls a BNP Entity. For purposes hereof, the term "controlled" shall mean that the BNP Entity directly or acting through entities in which they own a substantial equity interest, has the power to acquire, dispose, operate and manage the assets of said entity even though the exercise of such powers may be subject to the approval or consent of third parties.

         "Applicable Environmental Law" shall mean any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the State of North Carolina establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

         "Applicable Rate" shall mean the rate of interest borne by the Note in the absence of an Event of Default.

         "Assignment" shall mean the Assignment of Rents and Leases of even date herewith from Borrower to Lender with respect to rents and leases from the Property and Improvements.

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         "Budget" shall mean the renovations to the Property as generally described in the Related Loan Agreement.

         "Business Day" shall mean a day, other than Saturday or Sunday and legal holidays, when the Lender is open for business.

         "Closing Date" shall mean the date on which all or any part of a Loan is disbursed by the Lender to or for the benefit of the Borrower.

         "Collateral" shall mean, collectively, the Property, Improvements, Equipment and Rents, and all Proceeds, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products, and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for any of the Loan Obligations.

         "Default" shall mean the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

         "Default Rate" shall mean, as to the rate on any principal or interest due under the Note, a per annum rate equal to two percentage points (2%) in excess of the Applicable Rate then accruing pursuant to such Note.

         "Equipment" shall mean, to the extent owned by Borrower, all fixtures and equipment now or hereafter located on, attached to or used or useful in connection with the Property or Improvements.

         "Event of Default" shall mean any "Event of Default" as hereinafter defined.

         "Exhibit" shall mean an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

         "Guaranty" shall mean that certain Guaranty of Payment from Lender in favor of or for the benefit of SouthTrust in connection with the SouthTrust Loan.

         "Improvements" shall mean the apartment buildings, clubhouses, swimming pools, tennis courts and all other buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Property, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, air conditioning equipment, carpeting and other floor coverings, water heaters, awnings and storm sashes, cleaning apparatus, signs, landscaping, and parking areas, which are or shall be attached to or located on the Property or said buildings, structures or improvements, excluding personal property of lessees of individual apartment units at the Property.

         "Indemnity Agreement" shall mean that certain Indemnity Agreement of even date herewith from the Borrower with respect to the Property and Improvements.

         "Lien" shall mean any voluntary or involuntary mortgage, security deed, deed of trust, deed to secure debt, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

         "Loan" shall mean the loan in the principal sum of up to $2,625,000 in aggregate advances (without regard to repayments) to be made by Lender to the Borrower pursuant to this Agreement.

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         "Loan Documents" shall mean, collectively, this Agreement, the Note, the Assignment, the Mortgage and the Indemnity Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing, or otherwise relating to the Loan.

         "Loan Obligations" shall mean the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

         "Loan Term" shall mean the period from the date hereof to the Maturity Date.

         "Maturity Date" shall mean February ___, 2004.

         "Mortgage" shall mean that certain Deed of Trust and Security Agreement of even date herewith from Borrower in favor of or for the benefit of Lender and encumbering the Collateral which shall in all respects be subject and subordinate to the terms and conditions of the SouthTrust Mortgage (as herein defined).

         "Note" shall mean the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

         "Person" shall mean any person, firm, corporation, partnership, limited liability company, trust or other entity.

         "Proceeds" shall mean all proceeds (whether cash or non-cash, moveable or immoveable, tangible or intangible), including proceeds of insurance and condemnation, from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

         "Project Work" shall mean renovations to the Improvements as described in the Related Loan Agreement.

         "Property" shall mean the parcel of real estate in North Carolina more particularly described in Exhibit A hereto and consisting generally of the Villages Apartments Phase I through 4 ("Village").

         "Related Loan" shall mean the loan in the principal amount of up to $2,625,000 to be made by SouthTrust Bank of Alabama, National Association ("SouthTrust") to Lender pursuant to the Related Loan Agreement for the purpose of financing the Project Work.

         "Related Loan Agreement" shall mean the Loan Agreement dated April 29, 1996, between Lender and SouthTrust as supplemented and amended by Supplement and Amendment to Loan Agreement of even date herewith.

         "Rents" shall mean all rent and other payments of whatever nature from time to time payable pursuant to any lease of apartment units at the Property.

         "SouthTrust Loan" shall mean the loan in the principal sum of up to $10,425,000 in aggregate advances (without regard to repayments) to be made by SouthTrust to the Borrower pursuant to the SouthTrust Loan Agreement.

         "SouthTrust Loan Agreement" shall mean the Loan Agreement dated February _____, 1997, between Borrower and SouthTrust pursuant to which SouthTrust has agreed to make advances of the SouthTrust Loan, as such Loan Agreement may hereafter be extended, renewed, modified or amended.

         "SouthTrust Mortgage" shall mean that certain first priority Deed of Trust and Security Agreement dated February _____, 1997 from Borrower in favor of or for the benefit of SouthTrust and encumbering the Collateral.

         1.2. Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

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         1.3. Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the state in which Collateral for the Loan Obligations is located.

         1.4. All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

         1.5. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                   ARTICLE II.

                                TERMS OF THE LOAN

         2.1. The Loan. Borrower has agreed to borrow from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and the Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan. Any additional loans or advances that Lender may make and that may be secured by the Mortgage or any Collateral shall be in Lender's sole discretion. The Lender shall not be obligated to readvance amounts repaid.

         2.2. Security for the Loan. The Loan will be evidenced and secured by the Loan Documents in accordance with the terms of the Loan Documents.

         2.3.  Interest Rate.

                  (a) The outstanding principal balance of the Loan will bear interest as provided in the Note.

                  (b) All interest on the outstanding principal balance of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

         2.4. Repayment of Loan. Each payment of the Loan Obligations shall be paid directly to the Lender in lawful money of the United States of America at the following address:


         Boddie-Noell Properties, Inc.
         3710 One First Union Center
         301 South College Street
         Charlotte, North Carolina 28202

or such other place as the Lender shall designate in writing to the Borrower. Each such payment shall be paid in immediately available funds by 2:00 p.m. Charlotte, North Carolina, time on the date such payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m. Charlotte, North Carolina, time shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

         2.5.  Prepayment.

                  (a) The principal balance of the Loan may be prepaid only in accordance with the provisions of the Note.

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

                  (b) If an Event of Default occurs and a Loan is declared to be immediately due and payable, there shall be added to the principal balance then due an amount equal to the prepayment premium, if any, which would then be applicable to any voluntary prepayment.

                  (c) All prepayments will be applied to installments coming due hereunder in their inverse order of maturity. Borrower shall not be entitled to reborrow any amounts so prepaid.

         2.6. Late Charges On Overdue Installments; Default Rate; Collection Costs.

                  (a) If any scheduled payment of principal or interest, or any other agreed charge, is not made on or before the fifteenth (15th) day after the same became due, Borrower agrees to pay to Lender a late charge equal to four percent (4%) of the amount of the payment or charge which is in default.

                  (b) Upon the occurrence of any Event of Default, Borrower agrees to pay interest to Lender at the Default Rate on the aggregate outstanding Loan Obligations (including accrued interest), which Default Rate will continue, if the maturity of the outstanding principal indebtedness has been accelerated, until such outstanding principal indebtedness, with interest, is paid in full or such acceleration has been rescinded; otherwise such Default Rate shall continue until such Event of Default is cured or waived in writing by Holder; and thereafter interest shall again accrue at the Applicable Rate.

                  (c) Borrower will also pay to Lender, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure the Notes, including, without limitation, court costs and reasonable attorneys' fees, including, without limitation, reasonable attorneys' fees for preparation of litigation and in any appellate and bankruptcy proceedings.

         2.7. Usury Provisions. In no event shall the amount of interest due or payable hereunder or pursuant to any of the Loan Documents exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

         2.8. Miscellaneous. With respect to the amounts due under the Note, Borrower waives the following to the fullest extent permitted by law:

                  (a) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

                  (b) Demand, presentment, protest, notice of dishonor, notice of non-payment, diligence in collection, and all other requirements necessary to enforce the Notes; and

                  (c) Any further receipt by Lender or acknowledgment by Lender of any Collateral now or hereafter deposited with Lender as security for the Loan Obligations.

         2.9. Fee. Borrower will pay to Lender a fee of $26,250.00 (which includes the reimbursement of the loan fee paid by Lender in connection with the Related Loan) on or before the first advance of the Loan, which fee is due and deemed earned as of the date of such initial advance of the Loan.

         2.10. Disbursement Procedure. Subject to compliance with all of the provisions of this Agreement, and subject to the terms of this Agreement, the Loan shall be disbursed in several advances at such time and in such amounts as Lender shall determine in accordance with the following procedures:

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                  Not less than five (5) business days before the date on which
         Borrower desires an advance of the Loan, Borrower shall submit to Lender a requisition in form satisfactory to Lender which shall include
         (i) the Budget, (ii) for amounts in the Budget designated for the Project Work pursuant to a construction contract with a general contractor, an AIA G702/703 form containing the itemized schedule of values for such Project Work under the particular contract and an itemization of the particular costs incurred to date pursuant to each category of such schedule of values, (iii) a separate itemization of costs incurred for equipment, construction and nonconstruction expenses in connection with the Project Work or the Loan (other than those incurred pursuant to a general construction contract (itemized under the line items of the Budget, with copies of invoices for all such amounts)) and (iv) the percentage of completion of each line item on the Budget and each schedule of values. The accuracy of the costs and percentage of completion shall be certified to Lender by Borrower, by Borrower's project architect and, in the case of Project Work by a general contractor, also by such general contractor. Borrower appoints BNP Management, Inc. as its agent(s) (if more than one, any one may sign) to make disbursement requests. Borrower may hereafter by written notice to Lender appoint one or more other agents or change agents to make disbursement requests, provided any such notice is not effective until actually received by Lender.

                  Lender may require that the completed Project Work to the date of costs included in any request for an advance of the Loan be reviewed and approved by a construction inspector selected by Lender as a condition to funding. Fees and expenses of Lender's inspector shall be promptly reimbursed by Borrower. Borrower will contact the Lender's inspector and coordinate delivery of Borrower's requisition with an inspection by the Lender's inspector in order to allow the Lender's inspector to review the completed Project Work for which costs are included in Borrower's requisition. Such inspector will review and certify to Lender his opinion of the percentage of completion, the general quality of completed Project Work and compliance with the proposed scope of the Project Work and the maximum allowable advances, which shall be determined in accordance with the following paragraphs of this Section.

                  The maximum allowable advance of the Loan will be allowable nonconstruction expenses actually incurred within the amounts set forth in the Budget, plus the lesser of (i) the actual cost of the completed Project Work or (ii) the Lender-approved scheduled value of each completed portion of the Project Work (as set forth in the Budget and any schedule of values submitted to and approved by Lender, with no advances for duplication of work for which Loan funds were previously advanced or work that is unsatisfactory in the opinion of the Lender's inspector or unavailable for review by the Lender's inspector. The advance to be made will be the maximum allowable advance less: (1) a reasonable retainage (not more than ten percent (10%) or less than five percent (5%) of the total construction costs of the Project Work under the Loan, as determined by Lender), except for the last advance for the Project Work and (2) the amounts of the Loan previously advanced by Lender. The retainage shall be advanced only after satisfactory completion of all Project Work, the furnishing to Lender of evidence satisfactory to Lender that such completion is free of all mechanics' and materialmen's liens, the submission to Lender of evidence that any appropriate governmental approvals of the Project Work necessary for permanent occupancy have been obtained and satisfaction of the conditions of Section 4.19 hereof.

                  Advances of the Loan shall be made for costs on each line item shown in the Budget only up to the amount set forth in the Budget for such line item. A reallocation among line items may be made only with the prior written consent of Lender. The timing of advances for development fees, leasing fees and other fees or expenses set forth in the Budget which are payable to Borrower or any person or entity affiliated with Borrower shall be in Lender's discretion and generally shall not be permitted to exceed the percentage completion of Project Work. No advance will be made for materials stored for future use except in Lender's sole discretion.

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

                  Notwithstanding the foregoing, Lender shall not be required to advance more than once each month, and Lender reserves the right to limit the total amount advanced on the Loan at any time to an amount which, when deducted from the total amount of the Loan, leaves a balance to be advanced equal to or greater than the cost of completion of the Project Work and payment of remaining nonconstruction expenses of the type set forth in the Budget plus the retainage under any contract for which the conditions herein for release have not been satisfied, all as determined by Lender from time to time. Lender shall be entitled to retain at all times as undisbursed Loan funds an amount sufficient to pay all construction and nonconstruction costs of the type set forth in the Budget.

                  No advances of the Loan shall be made after April 29, 1999, except in Lender's discretion.

                  The Loan includes a contingency amount designated in the Budget and which may be disbursed by Lender at its sole discretion to complete the Project Work and pay the costs thereof or to pay other amounts owing by Borrower in connection with the Loan or this Agreement. Interest will be payable by Borrower to Lender on that portion of the contingency actually disbursed by Lender. The contingency will be included in the computation of the undisbursed portion of the Loan for purposes of determining whether the undisbursed portion of the Loan will be sufficient to complete the Project Work.

                  The conditions and limitations of this Section relating to advances of the Loan may be waived by Lender as to one or more advances at Lender's sole option without notice, and Lender may make one or more advances to Borrower upon written or oral disbursement requests not complying with the requirements of this Section, and such advances will nevertheless be deemed to be advances to Borrower hereunder, but will not constitute a waiver by Lender of its right to impose such limitations and conditions as a prerequisite to any subsequent advance to Borrower. Waiver as to any one or more advances shall impose no liability upon Lender to Borrower, or any other person or entity.

                   Each submission by Borrower to Lender of a requisition for an advance of the Loan shall constitute Borrower's representation and warranty to Lender that: (a) all of the Project Work for which an advance is requested has been completed, and (b) all Project Work costs which Lender has previously advanced Loan funds have in fact been paid.

                  Unless otherwise agreed by Lender in its discretion, Lender will make advances of the Loan by depositing the same into a construction account with Lender. Borrower agrees that such construction account shall be used by Borrower only for the purpose of paying the costs and expenses contemplated by this Agreement. The Loan funds deposited in such construction account may not be withdrawn by Borrower, at Lender's option, until all conditions of Section 2.12 hereof have been satisfied. Interest will nevertheless begin to accrue upon deposit in such account. Borrower assigns to Lender, and grants to Lender a security interest in and right of setoff against, all funds from time to time in such construction account. No interest shall be paid on funds in such account. The making of an advance by Lender shall not constitute Lender's approval or acceptance of the Project Work theretofore completed. Lender's or its inspector's inspection and approval of the Project Work, or the workmanship and materials used therein, shall impose no liability of any kind on Lender or such inspector, the sole obligation of Lender as the result of such inspection and approval being to make the advances if, and to the extent, required by this Agreement.

         2.11. Direct Advances. Regardless of whether Borrower has submitted a requisition therefor and whether or not an Event of Default exists, Lender may from time to time advance amounts which become due for costs of insurance, title insurance, taxes with respect to the Collateral, fees and expenses of Lender's legal counsel and amounts due Lender for payments of principal, interest and fees and other amounts due to Lender in connection with the Loan. All such advances shall be deemed advances to Borrower hereunder and shall be secured by the Loan Documents to the same extent as if they were made directly to Borrower. Lender agrees to give Borrower prior written notice of direct advances to

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Persons other than Borrower and a period of five (5) days for Borrower to instead make such payment itself except in the case of advances of scheduled payments of principal, interest or fees due to Lender.

         2.12. Advances. Lender's obligation to make the Loan or any advance thereof shall be effective only upon fulfillment of the following conditions:

                  (a) Receipt and approval by Lender of all items required to be provided to Lender under the terms of this Agreement.

                  (b) Payment by Borrower of all fees and expenses then due as required by this Agreement.

                  (c) Execution, delivery and, when appropriate, recording or filing, of this Agreement, the Note, the Mortgage and all other Loan Documents, all in form and content satisfactory to Lender.

                  (d) All representations and warranties herein shall be true and correct in all material respects.

                  (e) No Event of Default shall then exist.

                  (f) Prior to any advance of the Loan each of the following items which must be in form and content satisfactory to Lender:

                  [To be determined based upon outstanding checklist items as of closing]

                  (g) At the time of the final advance of the Loan, each general contractor's final lien waiver and affidavit of payment of all subcontractors, laborers and materialmen with respect to the Project Work.

         2.13. Reimbursement of Loan Costs. Borrower agrees to reimburse Lender for all costs incurred directly or indirectly by Lender in connection with the Related Loan and the SouthTrust Loan, including without limitation, any and all bank fees, closing costs, personnel time, travel costs, overhead and attorneys' fees.

         2.14 Construction Agent. Borrower acknowledges and agrees that BNP Management, Inc., in addition to its property management services described herein, shall serve as Borrower's agent-in-fact for purposes of supervising and exercising Borrower's rights under the SouthTrust Loan and this Loan. In consideration of such services, Borrower agrees to pay BNP Management, Inc. on or before the first advance of the Loan, a fee equal to $26,400.00 and to fully reimburse BNP Management, Inc. for all costs and expenses incurred directly or indirectly by BNP Management, Inc. in connection with the supervision and implementation of the SouthTrust Loan and this Loan, including without limitation, personnel costs, travel costs, overhead, closing costs, all bank fees and related expenses and attorneys' fees. Borrower further agrees that so long as BNP Management, Inc. acts within the scope of its authority under this Agreement and is not guilty of any willful misconduct or gross negligence, Borrower shall indemnify and save harmless BNP Management, Inc. from any and all liabilities, costs, claims, expenses and damages, including reasonable attorneys' fees, in connection with or related to BNP Management, Inc.'s supervision and implementation of the SouthTrust Loan and this Loan. Notwithstanding anything contained herein to the contrary, under no circumstances shall BNP Management, Inc. be deemed a general contractor for the Property, but instead, shall be deemed the agent-in-fact for the Borrower.

         In addition, Borrower agrees to pay BNP Management, Inc. a loan fee equal to $52,125.00 on or before the first advance of the Loan, which fee is due and deemed earned as of the date of such initial advance of the Loan for services rendered by BNP Management, Inc. in connection with the SouthTrust Loan.

         2.15 Guaranty Fee. In consideration of Lender's Guaranty, Borrower agrees to pay Lender an annual fee, commencing on February ____, 1997 and being due and payable on the anniversary of such date, equal to two and one-half percent (2 1/2%) of the outstanding obligations of Lender under the Guaranty.

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

                                  ARTICLE III.

                   BORROWER'S REPRESENTATIONS AND WARRANTIES.

         To induce Lender to enter into this Agreement, and to make the Loan to the Borrower, the Borrower represents and warrants to Lender as follows:

         3.1. Existence, Power and Qualification. Borrower is a limited partnership duly organized and validly existing under the laws of the State of North Carolina, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary. Borrower's general partner is Boddie Investment Company.

         3.2. Power and Authority. Borrower has full power and authority to borrow hereunder and to incur the obligations provided for herein and in each of the other Loan Documents, all of which have been authorized by all proper and necessary action of its partners.

         3.3. Due Execution and Enforcement. Each of the Loan Documents constitutes a valid and legally binding obligation of the Borrower and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, the Borrower's certificate of limited partnership or partnership agreement or any other agreement or instrument binding upon the Borrower.

         3.4. Pending Matters. No action or investigation is pending or to the best of Borrower's actual knowledge, threatened before or by any state of federal court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of the Borrower. Borrower, to the best of its actual knowledge, is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and Borrower, to the best of its actual knowledge, is not in violation of any order, judgment, or decree of any state or federal court, or any statute or governmental regulation to which it is subject.

         3.5. Financial Statements Accurate. All financial statements of Borrower heretofore provided by the Borrower are true, correct and complete in all material respects as of their respective dates and fairly present the financial condition of the Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto. The financial statements of the Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower since the dates of such statements.

         3.6. Payment of Taxes. The Borrower has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments received by Borrower.

         3.7. Title to Collateral. The Borrower has good and marketable title to all of the Collateral, subject to no Lien except those Liens specifically permitted by this Agreement or the Mortgage.

         3.8. Priority of Mortgage. The Mortgage constitutes a second lien upon and security interest in the real and personal property described therein, prior to all other Liens other than the SouthTrust Mortgage, including those which may hereafter accrue, excepting only those Liens specifically permitted by this Agreement (including the SouthTrust Mortgage) or those "Permitted Encumbrances" specifically set forth in the Mortgage.

         3.9. Location of Chief Executive Offices. The location of Borrower's principal place of business is as set forth on Exhibit B hereto.

         3.10. Disclosure. All information furnished or to be furnished by Borrower to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.

         3.11. Trade Names. Borrower has not materially changed its name or been known by any other name within the last five (5) years.

         3.12. ERISA. To the best of Borrower's actual knowledge, the Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.13. Proceedings Pending. To the best of Borrower's actual knowledge, there are no proceedings pending or threatened to acquire any power of condemnation or eminent domain with respect to the Property or any Improvements, or to enjoin or similarly prevent or restrict the operation of the Property or Improvements in any manner.

         3.14. Compliance With Applicable Laws. To the best of Borrower's actual knowledge, the Improvements and the Property comply in all material respects with covenants and restrictions of record other than minor encroachments shown on surveys of the Property and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, the Fair Housing Act and regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes.

         3.15. Environmental Matters. To the best of Borrower's actual knowledge, without independent investigation except for the Phase I environmental reports dated February 13, 1997, by Resolve Environmental Services, P.A., with respect to the Property, all of which have been furnished to Lender prior to the date of this Agreement, (a) neither any Improvements, the Property, nor the Borrower is in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Improvements, the Properties, or the Borrower; (b) Borrower has not obtained and is not required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements or Equipment at the Property by reason of any Applicable Environmental Law; (c) no petroleum products, oil, or hazardous substances or solid wastes have been disposed of or otherwise released on or are otherwise located on the Property, except for customary cleaning, purification and sanitizing materials held and disposed of in compliance with applicable laws; (d) no PCB-containing or PCB-contaminated transformers or other equipment are located at the Property; and (e) the use of the Property and Improvements in the ordinary course of previous operations and as the same are hereafter intended to be operated will not result in the location on or disposal or other release of any petroleum products, oil, or hazardous substances or solid wastes on or to the Property, except for customary cleaning, purification and sanitizing materials held and disposed of in compliance with applicable laws. Borrower has entered into the Indemnity Agreement with Lender, and Borrower agrees to perform its obligations thereunder.

         3.16. Solvency. Borrower represents and warrants that it is solvent within the meaning of 11 U.S.C. ss. 548 and GAAP, and the borrowing of the Loan will not render the Borrower insolvent within the meaning of 11 U.S.C. ss. 548 and GAAP.

         3.17. Roads and Utilities. To the best of Borrower's actual knowledge, the Property is served by public utilities, including water and sanitary sewage, all in capacities necessary for the intended use of the Property and Improvements, and dedicated and publicly maintained roads necessary for the full use of the Property and Improvements for their intended purposes have been completed to the boundary of the Property; and the Property and the Improvements thereat are in existence pursuant to final, unconditional certificates of occupancy and are operated under current valid business licenses, and there are no offsite roads, sewage systems, water systems or other improvements which must be completed for continued occupancy or use of the Improvements.

         3.18. Leases. Borrower has provided a true, correct and complete rent roll for the Property; all lessees shown thereon are parties to arms-length (except as expressly set forth in such rent roll) leases in Borrower's possession and executed on a legal and valid lease form of the type customarily used on multi-family apartments in the State of North Carolina; except as disclosed in such rent roll no rent under any such lease is more than thirty (30) days past due; there are no unexpired free or reduced rent periods or credits due to any lessee except as disclosed in such rent rolls; no rentals thereunder have been prepaid further in advance than one
(1) month; and Borrower is in compliance in all material respects with its obligations as landlord under the leases.

         3.19 Project Work. All necessary action has been taken to permit the Project Work and full use of the Property upon completion of the Project Work for their intended purpose under applicable covenants and restrictions of record and all applicable laws, ordinances, and regulations, including, without limitation, subdivision, zoning and environmental laws. When the Project Work has been completed, the Property will comply in all material respects with all covenants and restrictions of record and all applicable laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, the Fair Housing Act and Regulations thereunder and laws, ordinances and regulations relating to subdivision, zoning, building codes, set back requirements and environmental matters. All utility and sanitary sewage services necessary for the construction and use of the Property are available to the Property. All roads necessary for the full use of the Property for their intended purposes have been completed to the Property and are public roads maintained by the applicable governmental agency. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire any power of condemnation or eminent domain, with respect to the Property, or any part thereof, or any interest therein, or to enjoin or similarly prevent the Project Work or use of the Property. The Property is not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any Applicable Environmental Law, and there are no facts, conditions or circumstances known to it which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority, and Borrower will promptly notify Lender if Borrower becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry. Borrower has not obtained and is not required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Property or any Project Work by reason of any Applicable Environmental Law. No oil, toxic or hazardous substances or solid wastes have been disposed of or released at the Property, and Borrower agrees that it will not in its use of the Property dispose of or release oil, toxic or hazardous substances or solid wastes at the Property.

                                   ARTICLE IV.

                     AFFIRMATIVE COVENANTS OF THE BORROWER.

         Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, the Borrower shall:

         4.1. Payment of Loan/Performance of Loan Obligations. Duly and punctually pay or cause to be paid all sums payable under the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2. Maintenance of Existence. Maintain its existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of their respective businesses makes qualification necessary, maintain qualification and good standing.

         4.3. Accrual and Payment of Taxes. During each fiscal year, accrue all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, and payroll taxes, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans), and pay the same prior to becoming delinquent.

         4.4 Insurance. At all times while Borrower is indebted to Lender, maintain for the benefit of Borrower and Lender the following insurance:

                  (a) Liability insurance in an amount equal to at least $1,000,000 per occurrence, with a $10,000,000 umbrella policy. All such liability insurance shall be written on an occurrence basis;

                  (b) "All-risk" broad form coverage on all Improvements and Equipment in an amount not less than the replacement cost thereof, and business income (including rental value) in the amount of twelve (12) months anticipated gross rents, with endorsements insuring against such potential causes of loss as shall be reasonably required by Lender, including, but not limited to, loss or damage from (i) subsidence and windstorm, and (ii) flood, unless evidence satisfactory to Lender is provided that no part of any of the buildings is located in an area which is designated as a flood hazard area;

                  (c) For any period during which work is being conducted at or with respect to the Property or Improvements, maintain nonreporting builder's risk insurance on all such work and upon all such Improvements upon which such work is being conducted sufficient to cover the replacement cost of all such work and Improvements to the extent not covered by the insurance described in subsection (b); and

                  (d) Workers' compensation insurance as required by the laws of the state in which the Borrower maintains its places of business.

         Each of the policies described in 4.4(b) and (c) shall name Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lender shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of the policies described in 4.4(b) and (c) shall be payable to Lender, and shall be delivered to and held by Lender, and such proceeds (after deducting Lender's costs and expenses of obtaining such proceeds) shall be applied by Lender, at Lender's sole option, either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium), or (ii) to the repair and/or restoration of the Improvements and Equipment damaged or taken, or (iii) to the Borrower, all without effecting the lien of the Mortgage for the unpaid amount of the Loan Obligations.

         Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

         4.5. Financial and Other Information. Provide Lender with the following financial statements and information on a continuing basis:

                  (a) Within ninety (90) days after the end of each of its fiscal years, audited financial statements of the Borrower prepared by a nationally recognized certified public accounting firm or other independent certified public accounting firm reasonably acceptable to the Lender, prepared in accordance with GAAP, and which shall include all liabilities whether fixed or contingent.

                  (b) Within forty-five (45) days after the end of each fiscal quarter, unaudited financial statements of the Borrower for the quarter then ended, prepared on a basis consistent with and containing the same information as set forth in the quarterly financial statements heretofore provided by Borrower to Lender, and certified by a general partner of Borrower to be true and correct.

                  (c) Upon specific request for a rent roll by Lender but in no event more frequently than quarterly, within thirty (30) days after the end of each calendar quarter, a current rent roll for the Property in form satisfactory to Lender certified by an authorized officer of Borrower or by a leasing and management agent satisfactory to Lender.

         The Lender reserves the right to require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Borrower and of any Affiliate of the Borrower, all at such times as Lender shall deem reasonably necessary, and Borrower agrees promptly to provide such information to Lender. All financial statements must be in the form and detail as the Lender shall from time to time request.

         4.6. Books and Records. Permit Persons designated by Lender to inspect the Property and Improvements and books and records of the Borrower and to discuss the affairs of the Borrower with the officers of Borrower and employees of Borrower, as designated by Lender, all at such times as Lender shall reasonably request.

         4.7. Payment of Indebtedness. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by the Borrower, including without limitation the SouthTrust Loan, in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of the Borrower has been effectively stayed and for which reserves adequate for payment have been established.

         4.8. Records of Accounts. Maintain all records, including the leases of individual apartment units and records pertaining to the Rents, either at the particular Property to which they relate or at the chief executive office of Borrower as set forth in this Agreement.

         4.9. Notice of Loss. Immediately notify the Lender of any event causing a loss or depreciation in value of the Borrower's assets in excess of $100,000 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in real and personal property resulting from ordinary use thereof.

         4.10.  Tax Service Fee and Escrows.  [Intentionally Deleted.]

         4.11. Leases. Enter into leases for apartment units at the Property only on a form approved by Lender which approval shall not be unreasonably withheld, and at fair market rents determined by Borrower in the ordinary course of its business, timely perform all of Borrower's obligations under such leases and enforce performance of all obligations of the lessees thereunder and take no action to terminate any leases except as permitted in the Assignments.

         4.12. Updated Appraisals. For so long as any of the Loan Obligations remain outstanding, Lender may cause the Property and Improvements to be reappraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Property and the Improvements, and Borrower agrees to pay all costs incurred by Lender in connection with the first such reappraisal of the Property and, if any Event of Default exists, of all subsequent reappraisals.

         4.13. Comply with Covenants and Laws. Comply and cause the Property and Improvements to comply in all material respects with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, the Fair Housing Act and Regulations thereunder and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements and Applicable Environmental Laws.

         4.14. Taxes and Other Charges. Pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower (including any of the Collateral), except Liens to the extent permitted by this Agreement except that Borrower may contest the same as provided in Section 7.12 hereof.

         4.15. Use and Occupancy. Require that the Property and the Improvements thereon be used solely as a multi-family residential complex and related purposes and maintain the same in good condition and timely make all necessary repairs thereto.

         4.16. Use of Proceeds. Use the proceeds of the Loan solely and exclusively for the purposes set forth in, and in the amount set forth in, the Budget (subject to changes thereto hereafter approved by Lender in writing), and pay such fees, closing costs, and other non-construction expenses relating to the Loan, the Project Work, or the discharge of Borrower's obligations under this Agreement as Lender has approved or may from time to time approve.

         4.17. Reports and Notices. Notify Lender promptly of any material litigation instituted or threatened against Borrower upon becoming aware of the same, and any material deficiencies asserted or liens filed by the Internal Revenue Service against Borrower; and notify Lender promptly of any condemnation or similar proceedings with respect to the Property or Improvements, any proceeding seeking to enjoin the intended use of any of the Improvements, and of all material changes in governmental requirements pertaining to the Property or Improvements and any other matters which could reasonably be expected to adversely affect Borrower's ability to perform its obligations under this Agreement.

         4.18. Certificate. Simultaneously with the furnishing of quarterly and annual financial statements to Lender and at other times upon Lender's reasonable written request, furnish Lender with a certificate in the form of Exhibit C attached hereto, properly completed and signed by an authorized officer of Borrower.

         4.19. Project Work. Commence the Project Work within thirty (30) days of the date hereof, if such Project Work has not already begun; cause the Project Work to be completed in compliance with, and the Property to thereafter remain in material compliance with, all applicable covenants and restrictions of record and all applicable laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, the Fair Housing Act and regulations thereunder and laws, ordinances and regulations relating to subdivision, zoning, building codes, set back requirements and environmental matters; not permit any structures or other improvements at the Property to be constructed so as would encroach upon or overhang any property line, setback line, easement or right-of-way; cause such Project Work to proceed continuously; complete the Project Work on or before April 30, 1999, time being of the essence; and if any building footprint changes or new buildings are constructed as part of the Project Work, furnish to Lender within thirty (30) days of Lender's request a current as-built survey, in form satisfactory to Lender showing the extent of construction of all buildings and improvements at the Property without violation of set back lines, zoning or subdivision requirements, covenants or restrictions and showing no encroachments or other conditions which could adversely affect the value and utility of the Property.

         4.20. Payment of Project Work Costs. Pay promptly all persons or entities supplying work or materials in connection with the Project Work; and immediately discharge, bond off or make other arrangements acceptable to Lender with respect to, any mechanics', materialmen's or other lien filed against the Property or in connection with the Project Work.

         4.21. Builder's Risk Insurance and Other Insurance. Maintain in effect during the period of construction builder's risk coverage with respect to the Project Work in an amount not less than the cost thereof on a nonreporting form; maintain liability insurance in an amount acceptable to Lender; maintain all-risk property insurance with respect to the buildings at the Property and all business personal property thereat in an amount not less than the replacement cost thereof under a policy providing for replacement cost valuation of losses, with no coinsurance; maintain business income insurance (including loss of rents) equal to twelve (12) months anticipated gross rents and other anticipated revenues with respect to the Property; notify Lender of any change in the status of any such insurance within five (5) days of Borrower's receipt of notice of any such change; and name Lender as mortgagee and loss-payee with respect to all proceeds of property insurance (including both builder's risk insurance and the all-risk property insurance and business income insurance) with respect to the Property pursuant to a mortgagee clause and lender loss payable clause satisfactory to Lender. All policies must be issued by companies satisfactory to Lender and on policy forms satisfactory to Lender. The proceeds of any such insurance upon the Property (including the buildings, business personal property, and business income) shall be paid to Lender and applied as provided in the first-priority deeds of trust encumbering the Property or the loan agreements executed in connection, or, if such documents do not provide for the manner of application, then Borrower shall be entitled to use such proceeds for the repair or restoration of the improvements and personal property damaged or to the payment of the Loan Obligations, at Borrower's option. Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance with this Section and to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any such insurance policy.

         4.22. Deficiencies. Deposit with Lender within ten (10) days of Lender's demand therefor the amount of money equal to the difference between the undisbursed Loan funds (exclusive of interest reserve, if any) and the amount which Lender determines is necessary to fully complete the Project Work free of all liens, including direct and indirect costs and work performed but for which payment has not been made, and Lender shall be under no obligation to make any further advances until any amount so demanded is so deposited.

         4.23. Reports and Notices With Respect to Project Work. Furnish promptly to Lender such information as Lender may require concerning Project Work costs, progress of Project Work, marketing, and such other factors as Lender may require; notify Lender promptly of any litigation instituted or threatened against Borrower with respect to the Project Work, any condemnation or similar proceedings with respect to the Property, any proceeding seeking to enjoin the Project Work or the intended use of the Property, any changes in governmental requirements pertaining to the Project Work or the Property, utility availability or anticipated costs of completion of the Project Work, and any other matters which could reasonably be expected to adversely affect Borrower's ability to perform its obligations with respect to the Project Work under this Agreement.

         4.24. Changes to Project Work. Authorize or permit no changes to the scope of the proposed Project Work without the prior written consent of Lender and all governmental bodies having jurisdiction to the extent such approval is required by law or regulation.

         4.25. List of Contractors, Subcontractors, and Materialmen. Upon Lender's written request, notify Lender promptly of the names and addresses of all contractors, subcontractors and materialmen who are employed in connection with the Project Work.

         4.26. Ownership of Personalty. Furnish to Lender, if Lender so requests, the contracts, bills of sale, receipted vouchers, and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures and other personal property used or to be used in the Project Work.

         4.27. Additional Advances from SouthTrust Loan. Any and all additional advances under the SouthTrust Loan (in addition to the initial advance of $7,800,000.00) shall be used first to pay all sums payable to Lender under the Note. Provided any amount remains outstanding under the Note, Borrower agrees that Lender may place reasonable restrictions on the use and disposition of the cash flow from the Property and the additional advances received by Borrower pursuant to the SouthTrust Loan to the extent necessary to ensure the payment of all of Borrower's obligations under the Note.

                                   ARTICLE V.

                       NEGATIVE COVENANTS OF THE BORROWER.

         Until the Loan Obligations have been paid in full, Borrower shall not:

         5.1. No Liens; Exceptions. Create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, other than the following permitted Liens:

                  (a) Liens at any time existing in favor of the Lender;

                  (b) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and which Lien is fully subordinate to the Mortgage;

                  (c) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent; and

                  (d) "Permitted Encumbrances" upon the Property, as defined in the Mortgage.

         5.2. Merger, Consolidation, Etc. Enter into any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole discretion.

         5.3. Disposition of a Material Portion of Its Assets. Sell, lease, transfer or otherwise dispose of any material portion of its assets, unless any such disposition is of property other than the Collateral and is in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

         5.4. Dividends, Distributions and Redemptions. Except as hereinafter provided or as otherwise consented to by Lender in writing, declare or pay any distributions to its partners or purchase, redeem, retire, or otherwise acquire for value, any partnership interests of Borrower now or hereafter outstanding, return any capital to its partners as such, or make any distribution of assets to its partners; provided Borrower may, subject to the provisions of Section 4.27, pay cash dividends or distributions so long as no Default or Event of Default exists or would occur as a result of such dividend or distribution.

         5.5. Change in Business; Management; Control. Conduct or enter into any business other than acting as owner and landlord pursuant to the leasing of apartment units within the Improvements at the Property, make any other material change in the nature of its business as it is being conducted as of the date hereof or permit any change in management without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole discretion.

         5.6. Changes in Accounting. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         5.7. ERISA Funding and Termination. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

         5.8. Transactions with Affiliates. Enter into any transaction with any Person affiliated with the Borrower without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole discretion, other than in the ordinary course of its business and on fair and reasonable terms no less favorable to the Borrower in any material respect than those they would obtain in a comparable arms-length transaction with a Person not an affiliate.

         5.9. Place of Business. Change its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and preparing and filing such additional UCC financing statements as Lender may request in connection therewith.

         5.10. Managers and Leasing Agents. Permit to exist any management or leasing agreement with respect to the Improvements at the Property unless the same is first submitted to and approved by Lender in Lender's sole and absolute discretion and each manager or leasing agent enters into a subordination agreement acceptable to Lender subordinating its agreement and any fees or commissions to the Mortgage, Assignment and Loan Obligations. Lender hereby consents to BNP Management, Inc. serving as the management company for the Property.

                                   ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES.

         6.1. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) The failure by Borrower to pay any installment of principal or interest under the Note, as and when the same comes due, which failure is not cured within five (5) Business Days following written notice by Lender to Borrower (except that the requirement of notice and the applicable cure period shall be deemed eliminated after two such notices of failure have been given in any single calendar year); or

                  (b) The failure by Borrower to pay any payment due to Lender under the Loan Documents other than as provided in (a) above, as and when the same comes due, which failure is not cured within twenty (20) days following written notice by Lender to Borrower (except that the requirement of notice and the applicable cure period shall be deemed eliminated after two such notices of failure have been given in any single calendar year); or

                  (c) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a) and (b) of this Section) or any other Loan Document, which failure is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's written notice to Borrower of such Default except that if such Default is capable of being cured but is not cured within such period and Borrower has notified Lender on or before the expiration of such initial 30-day period that it is diligently pursuing a cure, then so long as Borrower is diligently pursuing a cure, Borrower shall have an additional sixty (60) days within which to effect a cure; or

                  (d) The occurrence of any Event of Default (other than those specified in (a), (b) or (c) of this Section) under any other Loan Document; or

                  (e) The filing by the Borrower of a voluntary petition in bankruptcy or the adjudication of Borrower as a bankrupt or insolvent, or the filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if Borrower should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by Borrower of its inability to pay its debts generally as they become due; or

                  (f) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against the Borrower, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (g) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower in connection with the Loan or other loan or other obligation owing to Lender, now existing or hereafter created, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, or on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

                  (h) A final judgment shall be rendered by a court of law or equity against Borrower and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower, as the case may be, has established reserves adequate for payment in the event Borrower, as the case may be, is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

                  (i) The occurrence of any materially adverse change in the financial condition or prospects of Borrower, or the existence of any other condition which, in Lender's reasonable determination, constitutes an impairment of Borrower's ability to perform its obligations under its Loan Documents;

                  (j) Any "Event of Default" pursuant to, and as defined in, the SouthTrust Loan Agreement; or

                  (k) Any act or failure to act by Borrower which allows SouthTrust to exercise its rights under the Guaranty against Lender.

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         6.2. Remedies. Upon the occurrence of any Default or Event of Default, regardless of any requirement that notice be given or a period of time elapse, Lender shall be under no obligation to make further advances of the Loan (if not fully advanced). Upon the occurrence of any Event of Default and subject to the rights of SouthTrust under the SouthTrust Mortgage, Lender shall have the absolute right to refuse to disburse any additional Loan funds hereunder and at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the following remedies:

                  (a) Cancel Lender's obligations pursuant to this Agreement by written notice to Borrower. Upon the occurrence of an Event of Default described in Sections 6.1(e) or (f) hereof, Lender's obligations pursuant to this Agreement shall be terminated immediately and automatically and upon the occurrence of a Default described in Section 6.1(f), Lender's obligations pursuant to this Agreement shall be suspended pending removal of such condition prior to the end of the sixty (60) day period stated therein (being the time such condition becomes an Event of Default).

                  (b) Take immediate possession of the Borrower's interest in the Collateral as well as all other property to which title is held by Borrower as is necessary to operate and rent the Property and Improvements; exercise all rights in and to the Collateral; and do anything in its sole judgment to fulfill the obligations of Borrower under this Agreement. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to preserve and protect the Collateral and take any action that Borrower itself would be entitled to take with respect to the Collateral, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked. All expenses incurred by Lender under this subsection shall constitute a part of the Loan Obligations, shall bear interest from the date incurred at the Default Rate and shall, together with such interest, be deemed secured by the Mortgage and all Collateral.

                  (c) Declare the entire unpaid principal of the Loan to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

                  (d) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

                  (e) Exercise any and all rights and remedies afforded by the laws of the United States, the state in which any Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

                  (f) Exercise the rights and remedies of setoff and/or banker's lien against the interest of the Borrower in and to every account (including escrows established pursuant to the Mortgage) and other property of the Borrower which is in the possession of the Lender or any person who then owns a participating interest in a Loan, to the extent of the full amount of the Loan Obligations.

                  (g) Exercise its rights and remedies pursuant to any other Loan Documents.

         Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default as described in Section 6.1(k) (a "Guaranty Default"), any amounts advanced by Lender under the Guaranty shall be immediately due and payable by Borrower to Lender and shall bear interest at a rate equal to the greater of: (a) fifteen percent (15%), or (b) the maximum interest rate permitted under applicable law. In addition, upon a Guaranty Default, Lender shall have the right, in its sole and absolute discretion, to force Borrower to sell, transfer or convey the Property to the extent necessary to avoid any further liability under the Guaranty and to pursue all other remedies against Borrower as provided in the Loan Documents or otherwise available at law or in equity.

                                  ARTICLE VII.

                                 MISCELLANEOUS.

         7.1. Waiver. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default or Event of Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or Event of Default or shall impair any rights, remedies or powers of Lender.

         7.2. Costs and Expenses. Borrower will bear all taxes, fees and expenses (including reasonable fees and expenses of counsel for Lender based on standard hourly rates of Lender's counsel) in connection with the Loan, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and the recording of any of the Loan Documents. If, at any time, a Default or Event of Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of a Loan, this Agreement or any Collateral for any Loan Obligations and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral for any of the Loan Obligations, the Borrower, or to protect, collect, or liquidate any of the Collateral for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive repayment of the remaining Loan Obligations.

         7.3. Performance of Lender. At its option, upon Borrower's failure to do so, after providing Borrower with written notice (unless Lender is prevented from giving such notice by bankruptcy or other applicable law) and ten (10) days to cure such failure (unless Lender in its reasonable opinion deems prompt action necessary to protect the Collateral or Lender's interest therein), the Lender may make any payment, do any act or give any notice on the Borrower's behalf that the Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys' fees, and until so repaid any sums advanced by Lender shall bear interest at the Default Rate from the date advanced until repaid, and such expenses together with interest shall be deemed secured by the Collateral.

         7.4. Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         7.5. Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         7.6. Notices, etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         If to Borrower:

         The Villages of Chapel Hill Limited Partnership
         c/o BNP Management, Inc.
         3710 One First Union Center
         301 South College Street
         Charlotte, North Carolina  28202
         Attention:  Mr. D. Scott Wilkerson, President

         If to Lender:

         Boddie-Noell Properties, Inc.
         3710 One First Union Center
         301 South College Street
         Charlotte, North Carolina
         Attention:  Mr. D. Scott Wilkerson

         with a copy to:

         Kennedy Covington Lobdell & Hickman, L.L.P.
         100 North Tryon Street, Suite 4200
         Charlotte, North Carolina  28202
         Attention:  E. Allen Prichard

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         7.7. Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         7.8. Participation. Borrower acknowledges that Lender may, at its option, sell participation interests in, or assign all of its interest in, the Loan. Borrower agrees with each present and future participant or owner of a Loan that if an Event of Default should occur, each present and future participant or owner shall have all of the rights and remedies of Lender with respect to any deposit due from any participant to the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. Borrower consents to the Lender's disclosure and distribution, subject to obligations of confidentiality in SEC and AMEX rules, of financial and other information that has been provided by Borrower to Lender pursuant to this Agreement to participants and prospective participants.

         7.9. Supersedes Prior Agreements; Counterparts. This Agreement and the Loan Documents referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         7.10. Use of Proceeds for Restoration. Notwithstanding any contrary provision of this Agreement or any other Loan Document, Lender agrees that Lender shall make the net proceeds of insurance or condemnation (after payment of Lender's costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of the Improvements and Equipment damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:

                  (a) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Default or Event of Default under this Agreement (provided if a Default exists as of the date of or subsequent to Borrower's written election to Lender informing Lender that Borrower intends to use proceeds to restore the Improvements, Equipment, Lender shall not apply the net proceeds to Loan Obligations so long as a cure period exists);

                  (b) The Improvements and Equipment for which loss or damage has resulted shall be capable of being restored or replaced to its use immediately preceding such loss or damage and with a value not less than the value prior to such loss or damage and restoration or replacement shall be capable of being completed prior to the maturity of each and every Loan secured by such Property for which loss, damage or taking has occurred;

                  (c) Within forty-five (45) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

                  (d) Within sixty (60) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following to the extent requested by Lender:

                  (1) complete plans and specifications for restoration, repair and replacement of the Improvements and equipment damaged to the condition, utility and value required by (b) above,

                  (2) if loss or damage exceeds $50,000, fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                  (3) builder's risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

                  (4) such additional funds as in Lender's reasonable opinion are necessary to complete the repair, restoration and replacement, and

                  (5) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

                  (e) Lender may, at Borrower's reasonable expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

                  (f) No portion of such proceeds shall be made available by Lender for architectural reviews or for any soft costs related to construction or other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements and Equipment for which a loss or damage has occurred unless the amount of such insurance is sufficient to cover such reviews and soft costs;

                  (g) Borrower shall commence such work within one hundred twenty (120) days of such loss or damage and shall diligently pursue such work to completion;

                  (h) Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by the Borrower and its architect and general contractor, if any, with appropriate invoices and lien waivers as required by Lender;

                  (i) Lender shall have a lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment (to the extent owned by Borrower) acquired with such proceeds with the same priority as in the Improvements or Equipment for which the loss or damage has occurred, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

                  (j) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements or Equipment for which a loss or damage has occurred, or in the event Borrower fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements and Equipment for which a loss or damage has occurred, or Lender may release the balance of such proceeds to the Borrower, all without affecting the lien of the Mortgage for the unpaid balance of the Loan Obligations.

         7.11. Project Work. Borrower hereby assigns to Lender all Borrower's right, title, and interest in all plans, specifications and contracts now or hereafter made by Borrower relating to the Project Work or the construction or equipping of all or any part of the Property in connection with the Project Work, and all bonds and other guarantees of performance in favor of Borrower with respect to any such contracts. Borrower agrees that upon any Event of Default under the Loan Agreement, Lender shall have the absolute right to make such use of the foregoing property so assigned as Lender shall desire, and, as to any such property which is also the subject of a security agreement or financing statement in favor of Lender, that Lender will not be limited to remedies available under the applicable Uniform Commercial Code, but may at its option avail itself of the rights granted herein in addition to or in substitution for its Uniform Commercial Code remedies.

         7.12. Right to Contest. Notwithstanding any provisions of this Agreement or the Mortgage to the contrary, Borrower shall have the right to contest in good faith any item described in Section 4.14 of this Agreement or
Section 1.04 of the Mortgage provided Lender receives prompt notice from Borrower of such contest, Borrower diligently pursues such contest, and the Lender's interest in the Collateral is not in Lender's opinion materially endangered by such contest and Lender, at its option, receives and holds any reserves equal to the amount that would be required for payment (including interest and penalties) in the event Borrower is unsuccessful in such contest.

         7.13. Controlling Law. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

         7.14. Exculpation. The liability of Borrower or any general partner thereof for all sums due and payable pursuant to the Note shall be limited as set forth therein, which provisions are incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                               BORROWER:

                               THE VILLAGES OF CHAPEL HILL LIMITED
                               PARTNERSHIP, a North Carolina limited partnership

                               By:      Boddie Investment Company,
ATTEST:                        General Partner

   /s/ Philip S. Payne         BY:         /s/ Douglas E. Anderson
Asst. Secretary                Its      Vice President

[CORPORATE SEAL]


                                LENDER:

                                BODDIE-NOELL PROPERTIES, INC.,
                                a Delaware corporation


ATTEST:                         BY:         /s/ D. Scott Wilkerson
                                Its      ________ President
   /s/ Philip S. Payne
Asst. Secretary

[CORPORATE SEAL]

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